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                                                                   Exhibit 10.18


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 7, 1998, between SEEC Technologies Asia Private Ltd., a corporation organized and existing under the laws of the Republic of India (the "Buyer") and a majority owned subsidiary of SEEC, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("SEEC "), and ERA SOFTWARE SYSTEMS PRIVATE LIMITED, a corporation existing under the laws of the Republic of India, (the "Seller ").

                                    PREAMBLE

         A. Pursuant to a Marketing Agreement dated March 1, 1996 between SEEC and Seller (the "Marketing Agreement "), Seller has certain non-exclusive rights to distribute SEEC products in India.

         B. Pursuant to the terms of a Product Purchase Agreement date March 31, 1996 between SEEC and Seller (the "Product Agreement "), Seller performs certain design and development services related to SEEC products on a "work for hire " basis.

         C. Seller desires to sell, and SEEC wishes to acquire, certain of the assets, properties and business as a going concern of that portion of the Seller's business which relates in any way to the services provided by the Seller pursuant to the Marketing Agreement and the Product Agreement (collectively, the "SEEC-Related Business ").

         NOW, THEREFORE, Buyer and Seller, in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration, the sufficiency of which is acknowledged, and subject to the terms and conditions hereinafter set forth, and intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Terms not otherwise defined in this Agreement shall have the following meanings:

         1.1 "Business" means the SEEC-Related Business.

         1.2 "Business Employees" shall mean any individual who was an employee of the Business on the day immediately preceding the Effective Date.

         1.3 "Closing Date" means August 10, 1998 or such other date as the Parties shall mutually agree.


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         1.4 "Contracts" means all purchase orders, sales orders, distributor or sub-distributor agreements, franchise agreements, sales representation agreements, warranty agreements, service agreements, employment and consulting agreements, guaranty agreements, confidentiality agreements, and all other agreements, contracts or leases Related to the Business including the Material Contracts.

         1.5 "Damages" means any liability, loss, cost, payment, expense or other damage (including, without limitation, reasonable attorneys' fees and expenses).

         1.6 "Effective Date " shall mean February 28, 1998.

         1.7 "Environmental Laws" means all applicable laws, rules, regulations, or ordinances which are applicable to the Business and which relate to (a) pollution, or loss of or injury to, or adverse effect upon, the environment, (b) the protection, cleanup or restoration of, or removal, remediation or mitigation of conditions affecting the environment, (c) the release, discharge, emission, generation, handling, transportation, use, treatment, storage or disposal of any Hazardous Substances, or (d) the protection of the safety or health of humans, including, but not limited to, exposure to Hazardous Substances.

         1.8 "Closing Balance Sheet" shall have the meaning set forth in Section 4.3.1.

         1.9 "Hazardous Substance" means any pollutant, contaminant, petroleum or petroleum product, toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, liquid, industrial or other waste, hazardous material, or other material, substance or agent that is designated or regulated under the Environmental Laws.

         1.10 "Licenses" means the permits, authorizations, franchises and other approvals from any governmental or other authority that are Related to the Business including those listed on Schedule 5.10.

         1.11 "Lien" means any lien, security interest, mortgage, pledge, retention of title agreement, or other encumbrance.

         1.12 "Material Adverse Effect" means a material adverse effect on the Business or the Purchased Assets.

         1.13 "Material Contracts" means the contracts set forth on Schedule
5.5.

         1.14 "New Business Employees" means those Business Employees who are employed by Buyer as of the Effective Date.

         1.15 "Permitted Liens" means Liens for taxes, assessments and other governmental charges, if such taxes, assessments or charges shall not be due and payable, or if the validity thereof is being contested in good


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faith; (b) workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business in respect of obligations which are not overdue, or which are being contested in good faith;

         1.16 "Purchase Price" shall have the meaning set forth in Section 4.1.

         1.17 "Purchased Assets" shall mean the assets of Seller Related to the Business which are to be transferred to the Buyer and which are described in
Section 2.1.

         1.18 "Related to the Business" means used by, or useful to Seller, in, arising from, or related to, the Business.

                                    ARTICLE 2
                      SALE AND PURCHASE OF PURCHASED ASSETS

         2.1 Purchased Assets. Subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer and deliver or cause to be sold, assigned, transferred and delivered to Buyer free and clear of all Liens (other than Permitted Liens), and Buyer agrees to purchase, pay for and accept from Seller, all the assets, properties, interests and rights, tangible and intangible, personal and mixed, (collectively referred to hereinafter as the "Purchased Assets") which are Related to the Business, including but not limited to:

                  2.1.1 All machinery, equipment, furniture, office equipment and supplies, computer hardware and software, fixtures, listed on
         Schedule 2.1.1;

                  2.1.2 All land and other real property, including any buildings, fixtures and other improvements thereon, as described on
         Schedule 2.1.2 (the "Real Property");

                  2.1.3 All Contracts;

                  2.1.4 All Licenses;

                  2.1.5 All supplies, marketing and sales literature (including catalogs) that are Related to the Business;

                  2.1.6 All business records, including sales records, customer lists and suppliers' lists that are Related to the Business;

                  2.1.7 The goodwill and going concern value, that are related to the Business, and the transfer of personnel involved in the business.


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                  2.1.8 All rights and interests under or pursuant to all
         warranties and guarantees of or made by suppliers of the Business in connection with the Purchased Assets, the Assumed Liabilities or that are otherwise Related to the Business;

                  2.1.9 All drawings, technical information and data, trade secrets and other intellectual property Related to the Business (collectively, the "Intellectual Property").

                  2.1.10 All other assets and properties of Seller Related to the Business.


                                    ARTICLE 3
                                   LIABILITIES

         3.1 Assumed Liabilities. On the Closing Date, Buyer will assume and agree to pay, perform and discharge as of the Effective Date (i) any liability of Seller but only if and to the extent reflected on the Final Balance Sheet,
(ii) any performance obligations of Seller under Contracts but only to the extent such obligations arise from and after the Effective Date, and (iii) any obligations and liabilities which are listed on Schedule 3.1 (all the liabilities and obligations which are assumed by Buyer pursuant to this Section
3.1 are referred to collectively as the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer is not assuming and shall have absolutely no liability or obligation with respect to any other liability or obligation of Seller except as expressly set forth in this Agreement (all such liabilities and obligations of Seller which are not Assumed Liabilities are referred to collectively as the "Retained Liabilities").

                                    ARTICLE 4
                                      PRICE

         4.1 Purchase Price. The purchase price to be paid by Buyer to Seller pursuant to this Agreement (the "Purchase Price") shall be the amount equivalent to US $1,117,000.00 (the "Purchase Price"), for the following :

a) Towards all the assets as mentioned in clause 2.1.1 and 2.1.2 above and more fully described in schedules 2.1.2 and 2.1.2. - $ 347,000.00

b) Towards all the other assets 2.1.3 to 2.1.10 and the goodwill associated with the said assets - $770,000

c) The asssumed liabilities mentioned in clause 3.1 and described in schedule 3.1 is accepted as an amount equivalent to $81,000. Taking this into consideration, the net amount to be paid to the seller shall be the amount equivalent to $ 1,036,000.

         4.2 Terms of payment of net consideration;

                  4.2.1 On or before the Closing Date, Buyer shall pay to Seller amount equivalent to US $1,036,000 of the Purchase Price, by wire transfer to an account designated by Seller .


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                  4.2.2 Seller shall furnish a Bank guarantee to the buyer for the amount equivalent to the US $ 100,000 as security for sellers indemnification obligations under Article 13 within two weeks from the closing date

         4.3 Closing Balance Sheet.

                  4.3.1 Seller has delivered to buyer an audited balance sheet for the Business as of the close of business on the Effective Date (the "Closing Balance Sheet") which Seller represents has been prepared in a manner consistent with the preparation of the unaudited balance sheet of the for the Business dated July 31, 1997, including schedules thereto (the "Balance Sheet") which was previously delivered to Buyer .

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and as of the Effective Date, and shall survive after the Closing for a period of one year.

         5.1 Organization: Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Republic of India. Seller has all requisite power and authority, corporate and otherwise, to own or lease the Purchased Assets, to execute, deliver and perform the obligations of Seller under this Agreement, and to consummate the transactions contemplated hereby.

         5.2 Due Authorization and Execution; Effect of Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action required to be taken on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

         5.3 Financial Information. Attached hereto as Schedule 5.3 are the Balance Sheet and an unaudited income statement for Seller for the period ended July 31, 1997 (the "Income Statement", and with the Balance Sheet collectively the "Financial Statements"). As set forth on Schedule 5.3, the Balance Sheet and Income Statement have been compiled in accordance with generally accepted accounting principles, and fairly present, in all material respects, the financial position and the results of the operations of the Seller as of and for the period ended July 31, 1997. Except as set forth on Schedule 5.3, Seller has no liabilities or obligations of any kind related to the Business which are not set forth on the Balance Sheet.


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         5.4 Title to Purchased Assets. Seller has good title to the Purchased
Assets free and clear of all Liens, except for Permitted Liens.

         5.5 Contracts. Set forth on Schedule 5.5 is a list of each agreement, obligation or commitment Related to the Business which is material to the Business (each such item set forth on Schedule 5.5 being referred to as a "Material Contract"). All Material Contracts are presently in full force and effect and neither Seller nor any other party thereto is in breach of any of their respective obligations thereunder.

         5.6 Employees.

                  5.6.1 Schedule 5.6.1 contains a correct and complete list of the Business Employees.

                  5.6.2 Except as set forth on Schedule 5.6.2, (a) there are no agreements, contracts, or other arrangements applicable to Business Employees and (b) no work stoppage or other dispute involving Business Employees is pending or threatened.

                  5.6.3 Except as set forth on Schedule 5.6.3,, Seller has not received any labor practice complaints Related to the Business.

                  5.6.4 Except as set forth on Schedule 5.6.4, there are no employment, severance or consulting agreements between Seller and any of the current or former employees of the Business.

         5.7 Litigation; Intellectual Property. Except as set forth on Schedule 5.7, no order, writ, injunction or decree of any court or other governmental agency that is Related to the Business is in effect nor is any lawsuit, arbitration, investigation, or administrative proceeding that is Related to the Business pending or threatened. Seller's ownership and use of the Intellectual Property does not infringe on the rights of any third party.

         5.8 Taxes. All taxes (including any interest or penalties relating thereto) and assessments which are due and payable by Seller and that are Related to the Business have been duly reported, fully paid and discharged as reported by Seller and there are no such unpaid items which are or could become a Lien on the Purchased Assets.

         5.9 Compliance with Laws. The operation of the Business is, and has been, in compliance with all laws, statutes, rules and regulations that are applicable to the Business.

         5.10 Permits and Licenses.. All material Licenses required by any applicable law, rule or regulation which are necessary for the operation of the Business have been obtained, are currently in effect and are identified on
Schedule 5.10 hereto and


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are transferable to Buyer without the consent of any other person, entity or governmental body . Seller is in full compliance with all such Licenses in connection with the operation of the Business.

         5.11 Mortgage. The Seller is not in breach of any provisions of the mortgage on the Real Property (the "Mortgage").

         5.12 Sufficiency of Purchased Assets. The Purchased Assets together with Buyer's rights under the other agreements executed pursuant to the terms of this Agreement are sufficient to permit the Buyer to continue to operate the Business after the Effective Date in the same manner as it is presently being conducted by Seller without interruption or delay.

         5.13 Employee Benefits. Schedule 5.13.1 lists each pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement or agreement provided to the Business Employees (each, an "Employee Benefit Plan"). Except as set forth on Schedule 5.13, each Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects in accordance with, all applicable requirements of all laws and regulations of any governmental body or authority.

         5.14 No Conflict. The execution, delivery and performance by Seller of this Agreement (i) will not violate any provisions of the law, rule or regulation, order, judgment or decree applicable to Seller; (ii) will not require any consent or approval of, or filing with or notice to, any governmental or regulatory authority under any provisions of law applicable to Seller (other than any action required to be taken by Buyer); (iii) will not violate any provisions of it charter documents; (iv) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of, or constitute a default under, or result in the acceleration of the performance by Seller under any Contract or the Mortgage; and (v) will not result in the creation of any material lien upon any of the Purchased Assets.

         5.15 Purchased Assets. Seller is aware of no fact or circumstance which would diminish the value of the Purchased Assets when transferred to Buyer.

         5.16 Absence of Undisclosed Known Liabilities. Except for the Assumed Liabilities and except as and to the extent reflected or reserved against in the Financial Statements and/or the Closing Balance Sheet or as otherwise disclosed on Schedule 5.16, the Business has no accrued, known or fixed liabilities or obligations arising from its conduct of the Business during the three (3) years prior to the date hereof, including, without limitation, product liability, patent, trademark, criminal or civil liabilities, and Seller has no knowledge of any basis for the assertion against the Business of any such liabilities or obligations.


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         5.17 No Material Adverse Change. Except as otherwise described herein and since July 31, 1997, there has been no material adverse change in the financial condition of the Seller, the Purchased Assets, or the Business. Without limiting the foregoing, the Business has not suffered any material damage, destruction or loss to any material tangible asset, whether or not covered by insurance.

         5.18 Disclosure. No representation or warranty by Seller in this Agreement, and no Exhibit, Schedule, document, statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to
(a) make the statements or facts contained herein or therein not misleading or
(b) provide Buyer with adequate and complete information as to the Business and its prospects for the future.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and as of the Effective Date, and shall survive for a period of one year after the Effective Date.

         6.1 Organization; Power and Authority. SEEC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Republic of India. Each of SEEC and the Subsidiary has all requisite power and authority, corporate and otherwise, to execute, deliver and perform the obligations of Buyer under this Agreement and to consummate the transactions contemplated hereby.

         6.2 Due Authorization and Execution; Effect of Agreement. The execution, delivery and performance by SEEC and the Subsidiary of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         6.3 Litigation. There is no claim or litigation involving SEEC which is pending or threatened that seeks to enjoin or to obtain damages in respect of the consummation of the transactions contemplated by this Agreement.


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                                    ARTICLE 7
                               COVENANTS OF SELLER

         Seller hereby covenants and agrees with Buyer as follows:

         7.1 Cooperation by Seller. Seller will use all reasonable efforts to secure all consents, approvals, notations and authorizations from third parties as shall be required in order to enable Buyer to effect the transactions contemplated by this Agreement, and will otherwise use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

         7.2 Access to Information. From the date hereof through the Closing Date, Seller shall afford to Buyer and Buyer's accountants, consultants and counsel, reasonable access, upon reasonable notice, to all of the properties, books, contracts, commitments and records of Seller.

         7.3 Conduct of Business. From the date hereof through the Closing Date, Seller shall carry on the business of the Business in the ordinary and regular course substantially in the same manner as heretofore conducted, except as contemplated by this Agreement.

                  7.4.1 Non-Transferability.

                  7.4.2 To the extent that any of the Purchased Assets are not capable of being sold, assigned, transferred, delivered or subleased without the consent or waiver of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof, or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a sale, assignment, transfer, delivery or sublease thereof, or an attempted sale, assignment, transfer, delivery or sublease thereof. This Agreement and the other related documents to be delivered at closing shall not transfer or obligate Seller to transfer any right, title or interest of any third party in any asset.

                  7.4.2. Anything in this Agreement to the contrary notwithstanding, Seller shall not be obligated to sell, assign, transfer, deliver or sublease to Buyer any of the Purchased Assets without first having obtained all necessary consents and waivers including the substitution of Buyer for Seller and the notation of all applicable agreements. Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller to obtain said consents, waivers and notations and to resolve the impediments to the sale, assignment, transfer, delivery or subleases required by this Agreement and to obtain any other consents, waivers and notations necessary, to convey to Buyer any of the Purchased Assets; provided, however, that Seller shall not be obligated to pay any consideration therefor to the party from whom any such consent, waiver or notation is requested nor shall Seller be obligated to incur any obligation as a secondary obligor or surety with respect to any contract, agreement, lease or arrangement in order to obtain any consent,


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         waiver or notation without Buyer providing Seller with indemnification for such obligations in each case satisfactory to Seller.

                  7.4.3 To the extent that the consents, waivers and notations referred to in this Section are not obtained by Seller, or until the impediments to the sale, assignment, transfer, delivery or sublease referred to therein are resolved, Seller shall use all reasonable efforts to (i) provide, at the request of Buyer, to Buyer the benefits of any Purchased Asset referred to in Section 7.4.1 (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer and (iii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any Purchased Asset referred to in Section 7.4.1 against any third person (including a government or governmental unit).

         7.5 Further Assurances. At any time and from time to time after the Closing Date, Seller shall, at the reasonable request of Buyer, execute and deliver any further instruments and documents, and take all such further action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         7.6 Governmental Matters. Seller shall comply with all laws which are applicable to the transactions contemplated hereby and pursuant to which government notification or approval of such transaction is necessary. Seller shall cooperate with Buyer in providing any information about Seller which is required for this purpose and in promptly filing, separately or jointly with Buyer, any applications for such government notification or approval.

                                    ARTICLE 8
                               COVENANTS OF BUYER

         Buyer hereby covenants and agrees with Seller as follows:

         8.1 Cooperation by Buyer. Buyer will use all reasonable efforts to secure all consents, approvals, notations and authorizations from third parties (and any cost or expense related thereto shall be borne by Buyer) as shall be required in order to enable Buyer to effect the transactions contemplated by this Agreement, and will otherwise use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

         8.2 Books and Records; Personnel. From and after the Closing Date:

                  8.2.1 Buyer shall not dispose of or destroy any business records and files of Seller Related to the Business for periods prior to the Closing Date, without first offering to turn over possession thereof to Seller;


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                  8.2.2 To the extent reasonably required by Seller, Buyer shall allow Seller and its agents access to all business records and files of Seller Related to the Business which relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours at any location where such records are stored, and Seller shall have the right, at its own expense, to make copies of any such records and files, provided however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Business by Buyer; and

         8.3 Sales and Transfer Taxes. Buyer shall be responsible for and shall pay all sales, transfer, deed, duties, stamp and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement.

         8.4 Further Assurances. At any time and from time to time prior to and after the Closing Date, Buyer shall, at the reasonable request of Seller, execute and deliver any further instruments or documents and take all such further action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby and the assumption of the Assumed Liabilities by Buyer.

         8.5 Governmental Matters. Buyer shall comply with all laws which are applicable to the transactions contemplated hereby and pursuant to which government notification or approval of such transaction is necessary. Buyer shall otherwise provide any notification which, in the opinion of Buyer's counsel, is appropriate. Buyer shall cooperate with Seller in providing any information about Buyer which is required for this purpose and in promptly filing, separately or jointly with Seller, any applications for such government notification or approval.

                                    ARTICLE 9
                                MUTUAL COVENANTS

         9.1 Transfer of Employees. As of the Effective Date, each Business Employee has continued to be employed by Seller for the account of Buyer, until transferred to buyer. Until the Closing, the Seller shall provide Buyer with a statement of the costs of salaries and other employee benefits for such Business Employees.

         9.2 Settlement of Intercompany Accounts. Within ten days after the Closing, Buyer, SEEC and the Seller shall determine and settle all amounts owed by either of them to the other as of the closing date.

                                   ARTICLE 10
                         CONDITIONS PRECEDENT TO CLOSING

         10.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer to be performed hereunder on the Closing Date shall be subject to the satisfaction of the following conditions, any or all of which conditions may be waived by Buyer, in its sole discretion.


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                  10.1.1 Truth of Representations and Warranties. Each
         representation and warranty made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representation and warranty had been made or given on and as of the Closing Date.

                  10.1.2 Covenants. All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  10.1.3 Certificate. Buyer shall have received a certificate, dated as of the Closing Date, executed by an officer of Seller, to the effect that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date, and that Seller has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

                  10.1.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms. There shall have been no material adverse change in the Business or its prospects for the future.

         10.2 Conditions Precedent to Seller's obligations. The obligations of Seller to be performed hereunder on the Closing Date shall be subject to the satisfaction of the following conditions, any or all of which conditions may be waived by Seller, in its sole discretion:

                  10.2.1 Truth of Representations and Warranties. Each representation and warranty made by Buyer in this Agreement or given on its behalf hereunder shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representation and warranty had been made or given on and as of the Closing Date.

                  10.2.2 Covenants. All the terms, covenants and conditions to be combined with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  10.2.3 Certificate. Seller shall have received a certificate, dated as of the Closing Date, executed by an officer of Buyer, to the effect that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date, and that Buyer has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

                  10.2.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms. There shall have been no material adverse change in the Business or its prospects for the future.

         10.3 Notice of Conditions. In the event either Party becomes aware of information which indicates that a condition precedent to such Party's obligation will not be satisfied on or prior to the Closing Date, such Party shall, within ten (10) days after becoming aware of the information, provide notice to the other Party of the information and specify the condition precedent which will be affected. The Party receiving such notice shall have until (a) the Closing Date or (b) ten (10) days after receiving such notice, whichever is later, to attempt to satisfy such condition precedent.

                                   ARTICLE 11
                                     CLOSING

         11.1 Time and Place. The consummation of the transactions shall take place on August 10, 1998 or at such other time as the Parties shall agree. Notwithstanding any other provision of this Agreement, if the transactions contemplated by this Agreement shall be consummated, all profits and losses of the Business related to product and services sales from and after the Effective Date shall be for the account of the Buyer.

         11.2 Items to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

                  11.2.1 A favorable written opinion from counsel for Seller, dated as of the Closing Date, addressed to Buyer in form and substance satisfactory to Buyer of Schedule 11.2.1, addressing all such matters as Buyer shall reasonably request.

                  11.2.2 Such bills of sale, assignments, deeds and other documents of transfer executed by Seller as are sufficient for the transfer of the Purchased Assets to Buyer (collectively, the "Transfer Documents"), all of which will be in form and substance satisfactory to Buyer and its counsel.

                  11.2.3 An Assignment and Assumption Agreement executed by Seller pursuant to which the Assumed Liabilities will be assigned to Buyer (the "Assignment Agreement") in form and substance satisfactory to Buyer and its counsel.

                  11.2.4 An acknowledgement executed by Seller in form and substance reasonably satisfactory to Buyer and its counsel and to be effective as of the Effective Date to the effect that the Marketing Agreement and the Product Agreement have each been terminated.

                  11.2.5 Such other documents and certificates as Buyer shall reasonably require.

         11.3 Items to be Delivered by Buyer. At the Closing, Buyer shall deliver to the Seller following:

                  11.3.1 By transfer to the Seller, the Purchase Price in immediately available funds as specified in Article 4 of this Agreement.

                  11.3.2 A certified copy of the duly adopted resolutions of Buyer's Board of Directors authorizing the transactions contemplated by this Agreement.

                  11.3.3 Deleted.

                  11.3.4 Deleted.

                                   ARTICLE 12
                        TERMINATION PRIOR TO CLOSING DATE

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date only as follows:

                  12.1.1 By the mutual written consent of Buyer and Seller; or

                  12.1.2 By either party if a condition to its obligation to close has not been satisfied as of the Closing Date.

                                   ARTICLE 13
                                 INDEMNIFICATION

         13.1 Indemnification by Seller. Subject to the other provisions of this
Article 13, Seller shall indemnify and hold Buyer and its respective employees, representatives, officers, directors and agents harmless from and against any and all Damages suffered by Buyer resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to (a) the falsity or breach of any representation, warranty, covenant or agreement made by Seller herein, or (b) the Retained Liabilities or
(c).

         13.2 Indemnification by Buyer. Subject to the other provisions of this
Article 13, Buyer shall indemnify and hold Seller and its employees, representatives, officers, directors and agents harmless from and against any Damages suffered by Seller or any other member of the Seller Group resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to (a) the falsity or breach of any representation, warranty, covenant or agreement made by Buyer herein or (b) the Assumed Liabilities.

         13.3 Notice and Resolution of Claim.

                  13.3.1 An indemnified party hereunder shall promptly give written notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above specifying in reasonable detail the claim and the basis for indemnification. If such indemnity shall arise from the claim of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim.

                  13.3.2 If the indemnifying party assumes the defense of such claim or litigation, the obligations of the indemnifying party hereunder shall include taking all steps necessary in the defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim-or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party), or enter into any settlement (except with the written consent of the indemnified party), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or litigation.

         13.3 Defense of Third-Party Claim. Failure by the indemnifying party to notify the indemnified party of its election to defend any such claim or litigation by a third party within forty-five (45) days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or litigation. If the indemnifying party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party may defend against such claim or litigation in such manner as it may appropriate and may settle such claim or litigation deed, however, that in settling any action in respect of which indemnification is payable under this Article, it shall act reasonably and in good faith.

         13.4 Payment. Subject to the provisions of Section 13.6, upon final determination by the Parties or by a court of competent jurisdiction that a party is entitled to indemnification under this Article, the indemnifying party shall promptly reimburse the indemnified party for any Damages.

         13.5 Limits on and Conditions of Indemnification.

                  13.5.1 Threshold Amount. Seller shall not be liable to Buyer for any Damages under this Agreement except to the extent that the aggregate amount of such Damages exceeds US $10,000 (the "Threshold Amount").

                  13.5.2 Limit of Liability. The total aggregate liability of Seller for any claims for Damages arising under this Agreement shall not exceed the Purchase Price.

         13.6 Indemnification Claims Against Seller; Release of bank guarantee. If Buyer shall make an indemnification claim against Seller, in respect of any charge back to the buyer relating to contracts of the seller taken over by the buyer and pertaining to only to the transactions that may have occurred prior to the take over and/or claim arising out of any defect in ownership of assets transferred the Buyer shall give written notice thereof (a "Claim Notice") to Seller and to the Banker issuing bank guarantee setting forth a description of the claim and the amount of the Damages Buyer is likely to incur from such claim (the "Damage Amount") before February 28, 1999. Unless the Banker issuing bank guarantee receives written notice from Seller objecting to Buyer's right to indemnification for such claim or the amount of Damages within thirty days after Banker's receipt of the Claim Notice, Banker issuing bank guarantee shall release the amount claimed. It is agreed that the bank guarantee is valid only up to February 28, 1999.


                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by either party (other than an assignment by SEEC to the Subsidiary) without the express written consent of the other party hereto.

         14.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

         14.3 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         14.4 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver

         14.5 Expenses. Except as otherwise expressly provided for herein, Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of its own financial consultants, accountants and legal counsel.

         14.6 Notices. Any notice, request, instruction, consent or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

If to Seller:
Era Software Systems Pvt. Ltd.,
6-3-1092/93, Raj Bahvan Road
Somajiguda, Hyderabad - 500 482.
Kind attn: Dr. Ashok K. Agarwal

With a copy to:
Mr. T.N. Arvind Reddy,
862 A, 3rd Block, Koramangala,
Bangalore - 560 095.

Telephone No. +91-80-5520620
Telecopy No.

If to Buyer:

SEEC, Inc.
Park West One
Cliff Mine Road
Suite 200
Pittsburgh PA 15275
Telephone No. 412-893-0300
Telecopy No. 412- 893-0417

With a copy to:

Mary L. Silverberg, Esq.
Cabraja Moravitz & Silverberg
3400 Gulf Tower
Pittsburgh PA 15219
Telephone No. 412-227-5884
Telecopy No. 412-227-5887

or at such other address for a party as shall be specified in writing by that party. Any notice which is delivered personally to the addresses provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Andhra Pradesh, India, without regard to its conflicts of laws provisions.

         14.8 Public Announcements. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue or cause or permit the issuance of any such press release or make any such public statement without the prior consent of the other, except as may be required by law.

         14.9 Severability. The Parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the Parties shall be construed and enforced accordingly and the validity and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         14.10 Exclusive Jurisdiction and Consent to Service of Process. The Parties agree that any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, shall be settle by arbitration in accordance with the arbitration Rules as presently in force in India. It is further agreed that (i) the arbitrators will be appointed by consent of both the parties (ii) the number of arbitrators shall be three (3); (iii) the place of arbitration shall be Hyderabad, India and (iv) the language to be used in the arbitral proceedings shall be English. The Parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that it shall be made and shall promptly be free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

         14.14 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.

         14.15 Entire Agreement. This Agreement and the Schedules and other documents referred to herein constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and understandings relating to the matters provided for herein.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


ATTEST:                                     ERA SOFTWARE SYSTEMS PVT. LTD



/s/ R. Murali                               /s/ T. N. Arvind Reddy
----------------------------                -----------------------------------
Title:                                      Title:  Director



ATTEST:                                     SEEC Technologies Asia PVT Ltd.



/s/ Ravindra Koka                       By: /s/ Richard J. Goldbach
----------------------------                -----------------------------------
Title: Director                             Title: Director



ATTEST:                                     SEEC INC.



/s/ Richard J. Goldbach                 By: /s/ Ravindra Koka
----------------------------                -----------------------------------
Title: Treasurer and CFO                    Title: President & CEO

The following schedules have not been included in this exhibit, but are available at no cost upon written request to: Secretary, SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, PA 15275.

Schedule 2.1.1 - All Machinery, Equipment, Furniture, Office Equipment and Supplies, Computer Hardware and Software, Fixtures and Vehicles.

Schedule 2.1.2 - All Land and Other Real Property, Including Any Buildings, Fixtures and Improvements Thereon.

Schedule 3.1 - Assumed Liabilities.

Schedule 5.5 - Material Contracts.

Schedule 5.6.1 - List of the Business Employees.

Schedule 5.6.3 - None.

Schedule 5.6.4 - None.

Schedule 5.7 - None.

Schedule 5.16 - None.